Exhibit 99.1

PRESS RELEASE

Autoliv prices EUR 500 million bond issue

(Stockholm, Sweden, June 18, 2018) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), today announced that it has priced a 5-year bond offering of EUR 500 million in the Eurobond market (the “Notes”). The Notes are due to be issued on June 26 and will carry a coupon of 0.75%. The Notes are expected to be admitted to trading on the Global Exchange Market (GEM) of the Irish Stock Exchange (Euronext Dublin) upon issue. Standard & Poor’s has assigned the Notes a rating of A-.

Autoliv expects to use the net proceeds from the offering of the notes for general corporate purposes, which may include forming part of the expected cash transfer to Veoneer ahead of the spin-off of Veoneer. As previously announced, Autoliv intends to provide total cash liquidity of approximately $1 billion to Veoneer (funded through a mixture of new external funding and existing cash). The spin-off is expected to be completed on June 29, 2018, with trading in Veoneer to begin on July 2, 2018.

Inquiries:

Media: Thomas Jönsson, Corporate Communications, Tel +46 (0)8 587 206 27

Investors & Analysts: Anders Trapp, Investor Relations, Tel +46 (0)8 587 206 71

Investors & Analysts: Henrik Kaar, Investor Relations, Tel +46 (0)8 587 206 14

Important Information

NOTHING IN THIS COMMUNICATION CONSTITUTES AN OFFER OF SECURITIES FOR SALE IN THE UNITED STATES OR ANY OTHER JURISDICTION WHERE IT IS UNLAWFUL TO DO SO. THE NOTES REFERRED TO IN THIS COMMUNICATION HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES, AND THE NOTES MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE OR LOCAL SECURITIES LAWS.

This communication is for distribution only to persons who (a) are outside the United Kingdom or (b) have professional experience in matters relating to investments or (c) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as relevant persons). This communication must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons.

This communication relates to an offering circular which has been prepared on the basis that any offer of securities in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus in accordance with Article 3 of the Prospectus Directive. The expression Prospectus Directive refers to Directive 2003/71/EC (as amended), and includes any relevant implementing measures in the Member State concerned.

Autoliv, Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20627 E-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 72,000 employees in 27 countries. In addition, the Company has 23 technical centers in nine countries around the world, with 19 test tracks, more than any other automotive safety supplier. Sales in 2017 amounted to about US $10.4 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on Nasdaq Stockholm (ALIVsdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Safe Harbor Statement

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future, including those related to the timing, pricing and completion of the notes offering and the timing and completion of the spin-off and cash transfer. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Autoliv Inc.

Box 70381, 107 24 Stockholm

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720627

E-mail: thomas.jonsson@autoliv.com

Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com